Exhibit 10.27

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
THIS FIRST AMENDMENT dated as of October 13, 2017 (the or this “First Amendment”) to the Note Purchase Agreement (as defined below) is among Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Company”), Pebblebrook, Hotel Trust, a Maryland real estate investment trust (the “Parent REIT”) and each of the institutions set forth on the signature pages to this First Amendment (collectively, the “Noteholders”).
RECITALS
A.    The Company and each of the Noteholders have heretofore entered into the Note Purchase Agreement dated as of November 12, 2015 (the “Note Purchase Agreement”). The Company has heretofore issued (i) $60,000,000 aggregate principal amount of its 4.70% Senior Notes, Series A, due December 1, 2023 (the “Series A Notes”) and (ii) $40,000,000 aggregate principal amount of its 4.93% Senior Notes, Series B, due December 1, 2025 (the “Series B Notes” and, together with the Series A Notes, the “Notes”) pursuant to the Note Purchase Agreement.
B.    The Company, the Parent REIT and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.
C.     Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement, as amended by this First Amendment, unless herein defined or the context shall otherwise require.
D.    All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
STATEMENT OF AGREEMENT
NOW, THEREFORE, the Company, the Parent REIT and the Noteholders, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:
ARTICLE I

AMENDMENTS TO NOTE PURCHASE AGREEMENT

Effective upon the First Amendment Effective Date (as hereinafter defined), the Note Purchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double−underlined text (indicated textually in the same manner as the following example: double−underlined text) as set forth in the composite conformed copy of the Note Purchase Agreement attached hereto as Exhibit A.
ARTICLE II

REPLACEMENT OF NOTES & ACKNOWLEDGEMENT
Section 2.1.    Pursuant to Exhibit A attached hereto, the form of the Series A Notes and the Series B Notes are hereby amended. Upon a request from any Noteholder, the Company will replace each Note of such Noteholder with a revised Note in the form of Schedule 1(a) in the case of the Series A Notes or Schedule 1(b) in the case of the Series B Notes. The Company further acknowledges that, to the extent permitted by law, the interest rate payable on any Note shall be in accordance with the terms of the Note Purchase Agreement, as amended by this First Amendment, notwithstanding the first paragraph of any Note not replaced pursuant to this Section 2.1.
ARTICLE III

CONDITIONS TO EFFECTIVENESS
Section 3.1.    This First Amendment shall not become effective until, and shall become effective (the “First Amendment Effective Date”) when, each and every one of the following conditions shall have been satisfied:
(a)    executed counterparts of this First Amendment, duly executed by the Company, the Parent REIT and the Noteholders, shall have been delivered to the Noteholders;
(b)    the Noteholders shall have received a duly executed and delivered copy of the amendments to each Material Credit Facility dated as of the date hereof, in form and substance reasonably satisfactory to the Noteholders;
(c)    the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this First Amendment, certified by its Secretary or an Assistant Secretary;

(d)    the Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in Sections 4.1(a), 4.1(b) and 4.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders; and
(e)    the representations and warranties of the Company set forth in Section 4.1 hereof are true and correct on and with respect to the date hereof;
(f)    Each Noteholder shall have received an amendment fee which shall the equal 10 basis points (.10%) of the outstanding amount of Notes held by such Noteholder; and
(g)    the Company shall have paid the fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 4.1.    To induce the Noteholders to execute and deliver this First Amendment, the Company and the Parent REIT represents and warrants (which representations and warranties shall survive the execution and delivery of this First Amendment), to the Noteholders that:
(a)    this First Amendment has been duly authorized, executed and delivered by the Company and the Parent REIT and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company and the Parent REIT enforceable against each in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
(b)    the Note Purchase Agreement and the Notes, as amended by this First Amendment, constitute the legal, valid and binding obligations, contract and agreement of the Company and the Parent REIT enforceable against each in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
(c)    the execution, delivery and performance by the Company and the Parent REIT of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, any Material Credit Facility, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 4.1(c);
(d)    as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and
(e)    neither the Parent REIT, the Company nor any of its Subsidiaries has paid or agreed to pay any fees or other consideration to the lenders under any Material Credit Facility or any agent acting on their behalf, except for customary and usual commitment and arrangement fees and agent fees paid in connection with entering into any Material Credit Facility, and reasonable out of pocket expenses, including attorneys’ fees, incurred in connection therewith.
ARTICLE V

MISCELLANEOUS
Section 5.1.    This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.
Section 5.2.    The Parent REIT, on behalf of each Subsidiary Guarantor (a) acknowledges and consents to all of the terms and conditions of this First Amendment, (b) affirms all of its obligations under the Subsidiary Guaranty, and (c) agrees that this First Amendment and all documents delivered in connection herewith do not operate to reduce or discharge its obligations under the Note Purchase Agreement or the Subsidiary Guaranty.
Section 5.3.    Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

Section 5.4.    The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
Section 5.5.    This First Amendment shall be governed by and construed in accordance with New York law.

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The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Very truly yours,

PEBBLEBROOK HOTEL, L.P., a Delaware
Limited partnership

By:	PEBBLEBROOK HOTEL TRUST, a
Maryland Real Estate Investment Trust,
Its general partner

	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President
and Chief Financial Officer

PEBBLEBROOK HOTEL TRUST, a
Maryland Real Estate Investment Trust

By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President
and Chief Financial Officer

This Amendment is hereby accepted and agreed to as of the date hereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY

By:	Barings LLC as Investment Adviser

	By:	/s/ Andrew T. Kleeman
Name: Andrew T. Kleeman
Title: Managing Director

MASSMUTUAL ASIA LIMITED

By:	Barings LLC as Investment Adviser

	By:	/s/ Andrew T. Kleeman
Name: Andrew T. Kleeman
Title: Managing Director

This Amendment is hereby accepted and agreed to as of the date hereof.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH
AMERICA
By:	Allianz Global Investors U.S. LLC
As the authorized signatory and investment manager

	By:	/s/ Charles J. Dudley
Name: Charles J. Dudley
Title: Managing Director

This Amendment is hereby accepted and agreed to as of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF
AMERICA

By:	/s/ Timothy Powell
Name: Timothy Powell
Title: Senior Director

EXHIBIT A

Composite Conformed Copy of Note Purchase Agreement

Reflecting First Amendment to the Note Purchase Agreement

[see attached]